Exhibit 10.1
THE MIDDLEBY CORPORATION

2007 STOCK INCENTIVE PLAN

(as amended through May 7, 2009)

Introduction

This document contains the provisions of The Middleby Corporation 2007 Stock Incentive Plan, as adopted effective as of March 7, 2007 (the “Effective Date”), as amended. The purpose of this Plan is to provide a means to attract and retain employees of experience and ability and to furnish additional incentives to selected employees to boost performance.

ARTICLE I

DEFINITIONS

Section 1.1          “Board” means the Company’s Board of Directors.

Section 1.2          “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.3          “Company” means The Middleby Corporation, a Delaware corporation.

Section 1.4          “Eligible Participant” means any employee of an Employer, any non-employee director of the Company or service provider, not employed as an employee, providing services to the Company or an affiliate or subsidiary of the Company.

Section 1.5          “Employer” means the Company or any affiliate or subsidiary of the Company.

Section 1.6          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

Section 1.7          “Fair Market Value” means, as of the relevant date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

Section 1.8          “Grant” means any award of Options, Stock Appreciation Rights, Restricted Stock or Performance Stock (or any combination thereof) made under this Plan to an Eligible Participant.

Section 1.9          “Non-Employee Director” means a member of the Board who is not an employee of an Employer.

Section 1.10        “Option” means any stock option granted under this Plan.

Section 1.11        “Performance Stock” means Stock issued pursuant to Article VII of this Plan.

Section 1.12        “Plan” means The Middleby Corporation 2007 Stock Incentive Plan, as set out in this document and as subsequently amended.

Section 1.13        “Recipient” means an Eligible Participant to whom a Grant has been made.

Section 1.14        “Restricted Stock” means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not “transferable” and (ii) “subject to a substantial risk of forfeiture,” within the meaning of Section 83 of the Code.

Section 1.15        “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

Section 1.16        “Stock” means the Company’s authorized common stock, par value $.01 per share.

Section 1.17        “Stock Appreciation Right” means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

Section 1.18        The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

ARTICLE II

STOCK AVAILABLE FOR GRANTS

Section 2.1          A maximum of 900,000 shares of Stock are available for Grants under the Plan. The Stock available for Grants may include unissued or reacquired shares. If any shares subject to a Grant are forfeited, cancelled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Recipient, the shares of Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Recipient or withheld by the Company as full or partial payment in connection with any Grant under the Plan, as well as any shares of Stock exchanged by a Recipient or withheld by the Company or any subsidiary to satisfy the tax withholding obligations related to any Grant under the Plan, shall not be available for subsequent Grants under the Plan. Upon the exercise of any Grant made in tandem with any other Grants, such related Grants shall be canceled to the extent of the number of shares of Stock as to which the Grant is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Grants under the Plan.

Section 2.2          Except as provided in a grant agreement or as otherwise provided in the Plan, in the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Grants or the total number of shares of Stock issuable under the Plan pursuant to Section 2.1, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Grants, (iii) the exercise price, grant price or purchase price relating to any Grant, and (iv) any individual limitations applicable to Grants; provided that, with respect to incentive stock options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided further that no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

ARTICLE III

MAKING GRANTS

Section 3.1          (a)  The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Participants; provided, that, subject to the terms of the Plan, the selection of Eligible Participants for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting solely of two or more directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and “independent directors” pursuant to Nasdaq Stock Market requirements. The number of shares of Stock granted in a fiscal year to any single executive officer whose compensation is likely to be subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares of Stock for any fiscal year in which he serves as an Executive Officer. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Grants of Options intended to be treated as incentive stock option may only be made to employees of an Employer and not to Non-Employee Directors or other service providers. Notwithstanding any provision of the Plan, to the extent that any Grant would be subject to Section 409A of the Code, no such Grant may be made if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulation or guidance promulgated thereunder.

(b)          No Grant may be made after the tenth anniversary of the Effective Date.

(c)          All Grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 7.2.

Section 3.2          (a)  The terms of each Grant will be set out in a written agreement between the Company and the Recipient.

(b)          Subject to the applicable provisions of Article IV or V, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

ARTICLE IV

OPTIONS

Section 4.1          The terms of each Option must include the following:

(a)          The name of the Recipient.

(b)          The number of shares which are subject to the Option.

(c)          The term over which the Option may be exercised.

(d)          A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities (“Transferees”), provided that (i) such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, (ii) the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer and (iii) the Transferee acknowledges that it is subject to such terms and conditions in a form satisfactory to the Company. In the event of such a transfer, the

Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

(e)          A statement of whether the Option is intended to be an “incentive stock option” under Section 422 of the Code or a “nonstatutory stock option”.

(f)           The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

Section 4.2          An Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(a)          The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

(b)          The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

(c)          The term over which the Option may be exercised may never exceed ten years from the date of Grant.

(d)          If the Recipient, at the time the option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock’s Fair Market Value as of the Option’s date of grant, and the term of the Option may not be more than five years from the date of grant.

Section 4.3          (a)  An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option’s terms and any rules adopted by the Board for the exercise of Options.

(b)          A Recipient may pay the exercise price of an Option in cash or, in the Board’s discretion, in shares of Stock owned by him (valued at Fair Market Value), with a note payable to the Company, or in a combination of cash, notes and shares of Stock.

(c)          The following rules apply to the exercise of Options, unless otherwise provided in the grant agreement between the Company and the Recipient:

(i)         If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of death shall be canceled.

(ii)         If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of disability shall be canceled.

    (iii)        If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide. Any portion of the Option that has not vested as of the date of termination shall be canceled.

    (iv)        Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

(d)          To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

ARTICLE V

STOCK APPRECIATION RIGHTS

Section 5.1          The terms of each Grant of Stock Appreciation Rights must include the following:

(a)          The name of the Recipient.

(b)          The number of Stock Appreciation Rights which are being granted.

(c)          The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten years from the date of Grant.

(d)          The exercise price of the Stock Appreciation Right may never be less than 100% of the Fair Market Value of the Stock on the date on which the Stock Appreciation Right is granted.

(e)          A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (c).

(f)           Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient’s exercise of one affects his right to exercise the other.

(g)          A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

Section 5.2          Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(a)          They will expire no later than at the expiration of the Option.

(b)          Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

(c)          They are transferable only when the Option is transferable, and under the same conditions.

(d)          They are exercisable only when the Option is exercisable.

(e)          They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

Section 5.3          (a)  Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

(b)          Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

ARTICLE VI

RESTRICTED STOCK

Section 6.1          The terms of each Grant of Restricted Stock must include the following:

(a)          the name of the Recipient.

(b)          the number of shares of Restricted Stock which are being granted.

(c)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment. Such amount shall not exceed 10% of the Fair Market Value of the Restricted Stock at the time the Grant is made, and may be such lesser amount as shall be determined by the Board.

(d)          description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

ARTICLE VII

PERFORMANCE STOCK

Section 7.1          The terms of each grant of Performance Stock must include the following:

(a)          the name of the Recipient.

(b)          the number of shares of Performance Stock which are being granted.

(c)          details of the applicable performance period, if any, and performance criteria, if any.

(d)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

Section 7.2          With respect to a Grant of Performance Stock to an Executive Officer, at the beginning of each performance period a committee of the Board consisting solely of two or more "outside directors" for purposes of Section 162(m) of the Code will establish performance goals applicable to the Performance Stock. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, as determined by the committee in its sole discretion: (i) earnings before interest, taxes, depreciation, amortization or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before of after extraordinary or special items; (v) Stock price; or (vi) any combination of the above criteria.

In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, in the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

ARTICLE VIII

ADMINISTRATION

Section 8.1          Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

Section 8.2          Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

(a)          To make Grants and determine their terms, subject to the provisions of the Plan.

(b)          To interpret the provisions of the Plan.

(c)          To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

(d)          To determine all questions relating to the eligibility and other rights of all persons under the Plan.

(e)          To keep all records necessary for the operation and administration of the Plan.

(f)           To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

(g)          To determine whether, to what extent, and under what circumstances any Grant may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered.

(h)          To determine the terms and provisions of the grant agreements (which need not be identical for each Recipients).

(i)           To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company’s records in the Recipients’ name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

(j)           To cause any withholding of tax required in connection with a Grant to be made.

(k)          To make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board shall not take any action with respect to any Grant that would be treated, for accounting purposes, as a “repricing” of such Grant unless such action is approved by the Company’s shareholders. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board member shall be liable for any action or determination made with respect to the Plan or any Grant made hereunder.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1          The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval:

(a)          increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or

(b)          extend the term of the Plan; or

(c)          change the definition of Eligible Participant to add a category or categories of individuals who are eligible to participate in the Plan.

Section 9.2          If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company’s stockholders, the Plan will terminate and all Grants made under it will be canceled.

Section 9.3          No amendment or termination of the Plan (other than termination under Section 9.2.) may adversely modify any person’s rights under an Option or Stock Appreciation Right unless he consents to the modification in writing.

ARTICLE X

MISCELLANEOUS

Section 10.1        Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company’s guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

Section 10.2        The Company or any subsidiary is authorized to withhold from any Grant any payment relating to a Grant under the Plan, including from a distribution of Stock, or any other payment to a Recipient, amounts of withholding and other taxes due in connection with any transaction involving a Grant, and to take such other action as the Board may deem advisable to enable the Company and Recipients to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Grant. This authority shall include authority to withhold or receive Stock or other property (including cash) with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Recipient’s tax obligations.

Section 10.3        If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

Section 10.4        Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Illinois, without giving effect to principles of conflicts of laws.